                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Vista Medical Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        VISTA MEDICAL TECHNOLOGIES, INC.
                          5451 AVENIDA ENCINAS, SUITE A
                               CARLSBAD, CA 92008

                                                                  March 15, 2000
TO THE STOCKHOLDERS OF

VISTA MEDICAL TECHNOLOGIES, INC.

         You are cordially invited to attend a Special Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Monday, April 3, 2000 at 10:00 a.m. at the Company's headquarters located at 5451 Avenida Encinas, Suite A, Carlsbad, California.

         Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Proxy Statement.

         If you do not plan to attend the Special Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

         We look forward to seeing you at the Special Meeting.


                                   Sincerely,




                                  John R. Lyon,
                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER



                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                        VISTA MEDICAL TECHNOLOGIES, INC.
                          5451 AVENIDA ENCINAS, SUITE A
                           CARLSBAD, CALIFORNIA 92008

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 3, 2000

TO THE STOCKHOLDERS OF

VISTA MEDICAL TECHNOLOGIES, INC.

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Company's headquarters located at 5451 Avenida Encinas, Suite A, Carlsbad, California 92008 on Monday, April 3, 2000 at 10:00 a.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this
Notice:

                  1. To approve the issuance and sale of up to 7,000,000 shares of the Company's Common Stock to certain investors, which may include officers and/or directors of the Company or their affiliates.

                  2. To approve a proposal to give the Board of Directors the authority, at its discretion, to effect a reverse split of the Company's Common Stock.

         The Board of Directors has fixed the close of business on March 13, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof. Approval of the proposals to issue and sell shares of the Company's Common Stock and to effect a reverse stock split require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote by ballot at the Special Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Special Meeting.

                        By Order of the Board of Directors




                        Robert J. De Vaere
                        CHIEF FINANCIAL OFFICER, VICE PRESIDENT OF FINANCE AND ADMINISTRATION AND SECRETARY

Carlsbad, California
MARCH 15, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE
     READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        VISTA MEDICAL TECHNOLOGIES, INC.
                          5451 AVENIDA ENCINAS, SUITE A
                           CARLSBAD, CALIFORNIA 92008

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  APRIL 3, 2000

         The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the special meeting of stockholders to be held on April 3, 2000 (the "Special Meeting"). The Special Meeting will be held at 10:00 a.m. at the Company's headquarters located at 5451 Avenida Encinas, Suite A, Carlsbad, California. Stockholders of record on March 13, 2000 will be entitled to notice of and to vote at the Special Meeting. These proxy solicitation materials were first mailed to stockholders on or about March 15, 2000.

         The mailing address of the principal executive office of the Company is 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.


                         PURPOSE OF THE SPECIAL MEETING

         The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.


                         VOTING RIGHTS AND SOLICITATION

VOTING

         On March 13, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting, 13,805,493 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on March 13, 2000.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

         If the enclosed Proxy is properly signed and returned, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the approval of Proposal 1 and Proposal 2 described in this Proxy Statement and the accompanying Notice. You may revoke or change your Proxy at any time before the Special Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 5451 Avenida Encinas, Suite A, Carlsbad, California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Special Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.


                                   PROPOSAL 1


   APPROVAL OF THE ISSUANCE AND SALE OF UP TO 7,000,000 SHARES OF THE COMPANY'S
     COMMON STOCK TO CERTAIN INVESTORS, WHICH MAY INCLUDE OFFICERS AND/OR
                 DIRECTORS OF THE COMPANY, OR THEIR AFFILIATES

         The Board of Directors of the Company approved and recommends to the Company's stockholders a proposal to approve the issuance and sale of up to 7,000,000 shares (the "Shares") of the Company's Common Stock in a registered public offering (the "Offering") to certain investors, which may include officers and/or directors of the Company, or their affiliates.

         THE OFFERING. The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission ("SEC") to register the Shares. The Offering will not be underwritten by an investment banking firm. Assuming approval by the stockholders of the Offering and upon the SEC declaring the registration statement effective, the Shares, or any of them, may be sold directly by the Company for cash to investors, some of whom may include officers and/or directors of the Company, or their affiliates. The Company is uncertain of the exact amount of Shares that may be sold to any individual investor however, the Company anticipates that no more than half of the Shares offered in the Offering will be sold to officers and/or directors of the Company, or their affiliates. The Company intends to sell the Shares at a price per share equal to the average of the closing price for the Common Stock, as reported on the Nasdaq SmallCap Market ("NSM"), for the thirty-day period ending on the trading day prior to the closing date of the sale of the Shares to the respective investors, in a range not to fall below $0.80 per share or exceed $1.00 per share. The net proceeds to the Company will be the aggregate purchase price of the Shares less the expenses related to the Offering. Assuming approval by the stockholders of the Offering, the Company intends to use the net proceeds from the Offering for, among other things, working capital, to fund the launch of the Company's visualization product line for general surgery, and for other general corporate and general product development purposes.

         REASONS FOR THE OFFERING. On February 10, 2000, the listing of the Company's Common Stock was transferred from the Nasdaq National Market ("NNM") to the NSM as a result of Nasdaq's concern about the Company's ability to maintain continued compliance with the NNM's minimum net tangible asset requirement of $4,000,000. The Company presented Nasdaq with a compliance plan to address this and other concerns which includes raising additional capital pursuant to the Offering and possibly effecting a reverse stock split (see Proposal 2). Stockholder approval of the Offering is sought in order to comply with the Nasdaq Marketplace Rules (the "Rules") on corporate governance. Pursuant to Rule 4310(c)(25)(H), Nasdaq requires that the Company's stockholders approve the Offering for the following reasons: (i) the Shares may be sold to officers and/or directors of the Company in excess of certain thresholds, (ii) the Offering may result in a change of control of the Company, and (iii) the Offering may result in greater than 20% of the Company's total shares outstanding being sold at a discount to the market price of the Common Stock. In the event the stockholders do not approve the Offering, the Company will be unable to complete the Offering and maintain compliance with the corporate governance requirements for listing on the NSM.

         EFFECTS OF THE OFFERING. The sale of the Shares will result in dilution to the Company's existing stockholders. The purchase price of the Shares could be below the current market price for the Company's Common Stock. This would also result in dilution to existing stockholders and could also have an adverse effect on the overall market for the Company's Common Stock.

         The Board of Directors has determined that this proposal is in the best interest of the Company and its stockholders, as it would raise additional capital for the Company and potentially adjust the Company's net tangible assets to maintain the minimum requirements for continued listing on the NSM. The Board has determined that it is in the best interests of the Company and its stockholders to maintain this listing in order to provide liquidity and marketability of the Company's Common Stock. Assuming the stockholders approve the Offering, there can be no assurance that the Offering will result in continued compliance with the NSM's minimum net tangible asset requirement or continued listing on the NSM.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1


                                   PROPOSAL 2


   APPROVAL TO GIVE THE BOARD OF DIRECTORS THE AUTHORITY, AT ITS DISCRETION, TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

         The Board of Directors of the Company approved and recommends to the Company's stockholders a proposal to amend the Company's Restated Certificate of Incorporation (the "Amendment") to authorize, at the discretion of the Board, a reverse split of the Company's Common Stock in a ratio not to exceed 1 for 8 (the "Reverse Split"). Should the stockholders approve the Amendment and the Board of Directors elect to implement the Reverse Split, the Amendment will result in the automatic conversion of between 2 and 8 shares (as determined by the Board) of Common Stock outstanding as of the time of filing of the Amendment with the Secretary of State of the State of Delaware (the "Effective Date") into one share of Common Stock.

         REASONS FOR THE REVERSE SPLIT. On February 10, 2000, the listing of the Company's Common Stock was transferred from the NNM to the NSM as a result of Nasdaq's concern about the Company's ability to maintain continued compliance with the NNM's minimum net tangible asset requirement of $4,000,000. The Company presented Nasdaq with a compliance plan to address this and other concerns. The compliance plan consisted of (i) obtaining additional capital, which the Company is currently engaged in and seeking shareholder approval for (see Proposal 1) and (ii) the Reverse Split, intended to increase the price of the Common Stock to meet or exceed the one dollar minimum bid price requirement. There can be no assurance, however, that a Reverse Split will enable the Common Stock to maintain the minimum bid price required for continued listing on the NSM.

         EFFECTS OF THE REVERSE SPLIT. If the stockholders approve this proposal and the Board of Directors elects to effect the Reverse Split, the Board of Directors will have the discretion to implement the Reverse Split at a ratio not to exceed 1 for 8. The Reverse Split would not reduce the number of currently authorized shares from 35,000,000; however, all issued and outstanding shares of the Company's Common Stock, options and warrants to purchase the Company's Common Stock, and share reserves under the Company's stock option plan and employee stock purchase plan would be appropriately adjusted to reflect the change in outstanding shares automatically upon the Effective Date. Assuming the stockholders approve the Reverse Split and the Board of Directors elects to effect the Reverse Split, no fractional shares would be issued, rather, all fractional shares would be rounded down (but not below one share) and the Company would pay the affected stockholder the fair market value of such fractional share, as reasonably determined by the Board of Directors. The Reverse Split would affect all stockholders equally and would not affect any stockholder's proportionate equity interest in the Company, except for those stockholders who would receive cash in lieu of a fractional share.

         Factors that will affect the Board of Directors' decision as to whether to implement the Reverse Split and, if so, what the appropriate Reverse Split ratio will be, will include: overall stock market and price per share trends of the Common Stock, business developments, and actual and projected earnings.

         The following chart illustrates the approximate number of shares outstanding if this proposal is approved at all the possible Reverse Split ratios (based on approximately 13,805,493 shares of Common Stock outstanding on the Record Date):

                                                            APPROXIMATE # OF
                  RATIO                                     OUTSTANDING SHARES
                  ---------------------------------------   ------------------

                  Current (1:1)                             13,805,493
                  1:2                                        6,902,746
                  1:3                                        4,601,831
                  1:4                                        3,451,373
                  1:5                                        2,761,098
                  1:6                                        2,300,915
                  1:7                                        1,972,213
                  1:8                                        1,725,686


         TAX CONSEQUENCES. The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g. non-resident aliens, broker-dealers or insurance companies). This discussion does not address any foreign, state or local tax consequences of the Reverse Split. The Company will not seek a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the Reverse Split. In light of the foregoing, stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         A reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E)(5) of the Code and will not result in any gain or loss recognized by the company. The receipt of new shares of common stock solely in exchange for old shares of common stock pursuant to a reverse stock split will not generally result in recognition of gain or loss to the stockholders. The aggregate adjusted tax basis of a stockholder's new common stock will be the same as the aggregate adjusted tax basis of the shares of old common stock exchanged therefor. The holding period of the new common stock will include the holding period of the old common stock exchanged therefor. Stockholders who receive cash in lieu of fractional shares will be treated as if they had received such fractional shares and then sold them back to the company, and such stockholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the fractional share.

         EXCHANGE OF CERTIFICATES. Assuming the stockholders approve the Reverse Split and that the Board of Directors elects to implement the Reverse Split, the conversion will occur automatically on the Effective Date and, shortly thereafter, stockholders will be required to exchange their old certificates for new certificates in the appropriate denominations. This exchange will be handled by the Company's transfer agent. Stockholders will not be required to pay a fee for such services, rather such expenses will be borne by the Company. As soon as practicable after the Effective Date of the Reverse Split, transmittal forms will be mailed to each holder of record of certificates representing shares of Common Stock. Stockholders of record will use this transmittal form to surrender and exchange their current certificates for new certificates representing the post-split number of shares of Common Stock to which the stockholder is entitled. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon the receipt of such transmittal form, each stockholder of record should promptly surrender any certificates representing the shares of Common Stock owned by such stockholder prior to the Reverse Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive one or more new certificates representing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Split. Stockholders whose shares are held beneficially in "street" name through a nominee such as a financial institution or other holder of record will not be required to take any action with respect to the exchange of certificates. The nominee holder will physically exchange such certificates on your behalf.

         STOCKHOLDERS SHOULD NOT SUBMIT CERTIFICATES UNTIL REQUESTED TO DO SO IN WRITING BY THE COMPANY'S TRANSFER AGENT.

         After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Split.

         The Board of Directors has determined that this proposal is in the best interest of the Company and its stockholders, as it would potentially adjust the market value of the Common Stock upward to ensure the minimum bid price requirement for continued listing on the NSM ($1.00) continues to be met. The Board has determined that it is in the best interests of the Company and its stockholders to maintain this listing in order to provide liquidity and marketability of the Company's Common Stock. Assuming the stockholders approve the Reverse Split and the Board decides to effect the Reverse Split, there can be no assurance that the Reverse Split will result in continued compliance with the NSM's minimum bid requirement or continued listing on the NSM.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group.


                                                                                                 Percentage
        Name and Address of Beneficial Owner (1)              Number of Shares (1)          Beneficially Owned(2)
----------------------------------------------------------    --------------------------    ---------------------
Funds advised by Domain Associates (3)                              1,873,320                        13.6%
One Palmer Square
Princeton, NJ 08542

SBIC Partners, L.P.                                                 1,633,625                        11.8%
201 Main Street, Suite 2302
Fort Worth, TX 76102

Medtronic Asset Management, Inc.                                    1,600,000                        11.6%
7000 central Avenue NE
Minneapolis, MN 55432

Foster City Partners                                                1,551,944                        11.2%
950 Tower Lane, Suite 800
Foster City, CA 94404

Biotechnology Investments Limited (B.I.L.)                            926,736                         6.7%
Post Office Box 58
St. Julian's Court
St. Peter Port
Guernsey, Channel Islands

One Liberty Fund III, L.P.                                            646,915                         4.7%
1 Liberty Square, 2nd Floor
Boston, MA 02109

James C. Blair (4)                                                  1,878,320                        13.6%

John R. Lyon (5)                                                      446,058                         3.2%

Olav B. Bergheim (6)                                                   24,500                         *

Nicholas B. Binkley (7)                                             1,644,125                        11.9%

Daniel J. Holland (8)                                                 672,415                         4.9%

Larry Osterink (9)                                                    144,500                         1.0%

Koichiro Hori (10)                                                    264,406                         1.9%

Allen Newman (11)                                                     224,733                         1.6%

Robert J. De Vaere (12)                                                85,478                         *

 All directors and executive officers as a                          5,364,535                        37.5%
group (9 persons) (13)

 *    Less than 1%


(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

(2)      Percentage of ownership is calculated pursuant to Commission Rule
         13d-3(d)(1).

(3) Includes 1,767,787 shares beneficially owned by Domain Partners III, L.P., 24,161 shares beneficially owned by Domain Partners, II L.P., 61,872 shares beneficially owned by DP III Associates, L.P. and 19,500 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 926,736 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

(4) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Also includes 1,767,787 shares beneficially owned by Domain Partners III, L.P., 24,161 shares beneficially owned by Domain Partners, II L.P., 61,872 shares beneficially owned by DP III Associates, L.P. and 19,500 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 926,736 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

(5) Includes 265,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(6) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Mr. Bergheim is employed by Domain Associates as a Venture Partner. Mr. Bergheim has no beneficial ownership of any of the shares owned by funds advised by Domain Associates.

(7) Includes 6,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Also includes 4,000 shares beneficially owned by The Binkley Family Trust, of which Mr. Binkley is a trustee, and 1,633,625 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB. Mr. Binkley is a limited partner of FBB, and is an executive officer, director and shareholder of Venture Co. Mr. Binkley disclaims beneficial ownership with respect to all shares of Common Stock owned by SBIC Partners, except to the extent of his pecuniary interest therein.

(8) Includes 1,000 shares owned by Mr. Holland and 24,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. Also includes 646,915 shares beneficially owned by One Liberty Fund III, L.P. Mr. Holland is a general partner of One Liberty Partners III, L.P., which is a general partner of One Liberty Fund III, L.P. Mr. Holland disclaims beneficial ownership with respect to all shares of Common Stock owned by One Liberty Fund III, L.P.

(9) Includes 24,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(10) Includes 11,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(11) Includes 145,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(12) Includes 20,979 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000.

(13) Includes 507,479 shares issuable upon exercise of options exercisable within 60 days of January 31, 2000. See also footnotes 3, 4, 7 and 8.



                                               THE BOARD OF DIRECTORS OF VISTA
                                               MEDICAL TECHNOLOGIES, INC.



Dated: March 15, 2000

                                DETACH HERE


                                   PROXY



                        VISTA MEDICAL TECHNOLOGIES, INC.


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints John R. Lyon and Robert J. De Vaere jointly and severally, as proxies, with full power of substitution and resubstitution to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Vista Medical Technologies, Inc. to be held on Monday, April 3, 2000, or at any postponement or adjournments thereof, as specified on this proxy, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2


SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

                                                            THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.


Vista Medical Technologies, Inc. develops, manufactures and markets proprietary visualization and information systems that enable minimally invasive surgical solutions in heart, head, neck and spine, general surgical and other selected microsurgical procedures.




                                 DETACH HERE

    PLEASE MARK
 X  VOTES AS IN
    THIS EXAMPLE


1. To approve the issuance and sale of up to 7,000,000 shares of the Company's Common Stock to certain investors, which may include officers and/or directors of the Company, or their affiliates.
                                                       FOR   AGAINST   ABSTAIN
                                                       / /     / /       / /


2. To approve a proposal to give the Board of Directors the authority, at its discretion, to effect a reverse split of the Company's Common Stock.

                                                       FOR   AGAINST   ABSTAIN
                                                       / /     / /       / /


UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BY VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY
ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /


                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING  / /


Please sign exactly as name appears hereon if signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the name of more than one person, each should sign.